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                                                        EXHIBIT 23.3


                       Consent Of Independent Accountants
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 16, 2000 relating to the combined financial statements of the Businesses Acquired from Kinder Morgan, Inc. by ONEOK, Inc. which appears in the Current Report on Form 8-K/A of ONEOK, Inc. dated June 19, 2000. We also consent to the reference to us under the heading "Legal Opinions and Experts" in such Registration Statement.


PricewaterhouseCoopers LLP


Denver, Colorado
January 26, 2001